  EXHIBIT 10.7

SECOND AMENDMENT TO
DEVELOPMENT AGREEMENT BETWEEN
AIRCOM PACIFIC, INC. ("AIRCOM")

AND

PRICEPLAY.COM, INC. ("PRICEPLAY")

This Second Amendment to Development Agreement is made on August 18, 2015 (this "Amendment") by and between Aircom Pacific, Inc., a company incorporated under the laws of California ("Aircom") and Priceplay.com, Inc., a company incorporated under the laws of Delaware ("Priceplay"), amending the Development Agreement dated February 10, 2015 by and between Aircom and Priceplay, as amended by the First Amendment to Development Agreement dated July 17, 2015 (as amended the "Development Agreement").

WHEREAS:

(A) All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Development Agreement.

(B) Aircom and Priceplay entered into the Development as of February 10, 2105, pursuant to which the parties intend to develop the Work incorporating the AirCinema Design Concept, and entered into the First Amendment to Development on July 17, 2015;

(C)  Aircom has developed a mockup version of the Work consisting of two three-seat rows of seats for economic cabin (the "Mockup Seats"), which was displayed at the 2015 Paris Air Show and received many positive feedbacks;

(D)  Priceplay desire to obtain ownership of the Mockup Seats in furtherance of its efforts to develop products for commercialization together with a Taiwanese company; and

(E)  Aircom desires to transfer the ownership of the Mockup Seats to Priceplay subject to the terms and conditions hereof;

NOW, THEREFORE the Parties hereto agree as follows:

1. The Parties desire to re-characterize the Total Development Fee set forth in the Development Agreement as a purchase price payable by Priceplay to purchase the Mockup Seats from Aircom. Therefore, Priceplay shall be deemed to have paid Aircom $600,000 for the purchase of the Mockup Seats.

2. As soon as practicable, Aircom shall ship the Mockup Seats to Priceplay or its assign in accordance with instructions provided by Priceplay.

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3. The Parties acknowledge that the royalty fee provisions contained in Section 6.5 of the Development Agreement (as amended by the First Amendment) took into consideration of the total Development Fee payable by Priceplay to Aircom. In light of the amendment set forth in paragraph 1 of this Second Amendment, the Parties hereby agree to further amend such Section 6.5 in its entirety, so the amended and restated Section 6.5 shall read as follows:

6.5	Commercial Deployment of Joint Intellectual Property Rights. Either Party shall be permitted to, directly or indirectly through an affiliate, use the Joint Intellectual Property Rights to develop products or derivative works for sale provided that the Party making use of the Joint Intellectual Property Rights (the "Deploying Party") pays the other Party a royalty fee as follows:

(a) If Aircom is the Deploying Party, Aircom shall pay Priceplay a royalty fee equal to (i) $0 per seat for the first 3,000 seats sold, and (ii) $50 per seat thereafter; and

(b) If Priceplay is the Deploying Party, Priceplay shall pay Aircom a royalty fee equal to (i) $0 per seat for the first 3,000 seats sold, and (ii) $50 per seat thereafter.

The Deploying Party shall be permitted to deploy the Joint Intellectual Property Rights in joint venture with a third party so long as the Deploying Party actively participate in the activities of such joint venture (as opposed to a mere licensing of the intellectual property rights, in which case, Paragraph 6.4 shall apply).

4. Except as otherwise amended by this Second Amendment, all other terms of the Development Agreement are hereby confirmed, and this Second Amendment and the Development Agreement shall be read together as one single document.

5. This Amendment may be executed by counterparts. Facsimile signatures shall have the same effect as originals.

[Signature Page to Follow]

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As witness this Second Amendment has been executed by or on behalf of the Parties the day and year first before written.

AIRCOM PACIFIC, INC.

By	/s/ Jan-Yung Lin
Name:	Jan-Yung Lin
Title:	Chief Executive Officer

PRICEPLAY.COM, INC.

By:	/s/ Daniel Shih
Name:	Daniel Shih
Title:	Chairman

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